Exhibit 99.1

NetScout Systems Reaffirms Guidance for FY 2009

and

Announces Strong Preliminary Second Quarter Results

WESTFORD, Mass.--(BUSINESS WIRE)--NetScout Systems, Inc.

Guidance
	GAAP	Non-GAAP
Expected Revenue (millions)	$250 to $260	$260 to $270
Expected Net Income per share	$0.13 to $0.23	$0.55 to $0.65
Q2 FY 2009
	GAAP	Non-GAAP
Estimated Revenue (millions)	$68 to $69	$72 to $73
Estimated Net Income per share	$0.10 to $0.12	$0.21 to $0.23

NetScout Systems, Inc. (NASDAQ: NTCT), an industry leader for advanced network and service assurance solutions, today reaffirmed guidance for fiscal year 2009 and announced strong preliminary results for the second quarter of fiscal year 2009, ended September 30, 2008.

For the 2009 fiscal year, NetScout continues to expect GAAP revenue to be in the range of $250 million to $260 million, with GAAP net income per diluted share between $0.13 and $0.23, and non-GAAP revenue to be in the range of $260 million to $270 million, with non-GAAP net income per diluted share between $0.55 and $0.65. The fiscal year 2009 non-GAAP revenue and net income per diluted share expectations exclude the purchase accounting adjustment to fair value of approximately $11.5 million of Network General’s deferred revenue, share-based compensation expenses of approximately $4.8 million, amortization of acquired intangible assets of approximately $6 million, and integration expenses of approximately $1.7 million.

NetScout’s guidance is supported by strong revenue and earnings in the second quarter led by the wireless telecommunications sector. In the quarter, NetScout recognized revenue from prior shipments to a large wireless carrier that previously was recorded as deferred product revenue on the June 30, 2008 balance sheet. This deferred product revenue recognition in the second quarter accounted for the sequential growth in quarterly revenue. For the second half of fiscal year 2009, NetScout anticipates continuing strong revenue flow from the wireless and government sectors which is expected to partially offset anticipated weakness in the economy and its potential impact on NetScout’s enterprise customers. As a result, NetScout expects financial results for the second half of the fiscal year to be consistent with previously issued full year guidance.

For the second quarter, GAAP revenue is estimated to be in the range of $68 million to $69 million, with GAAP net income per diluted share between $0.10 and $0.12. Non-GAAP revenue is expected to be in the range of $72 million to $73 million, with non-GAAP net income per diluted share between $0.21 and $0.23. The second quarter fiscal year 2009 non-GAAP revenue and net income per diluted share expectations exclude the purchase accounting adjustment to fair value of approximately $4.1 million of Network General’s deferred revenue, share-based compensation expenses of approximately $1.2 million, amortization of acquired intangible assets of approximately $1.5 million, and integration expenses of approximately $300 thousand.

“We are cautious about the impact on our customers of the turmoil in the financial markets and in the broader economy; however, to date we have seen only modest effects on our business. In the financial sector, the negative impact on some of our investment banking and commercial banking customers has been offset, in part, by positive impact on our trading and exchange customers. Our visibility, principally due to our solid wireless carrier and government business, gives us strong confidence that we will achieve our expectations for the full 2009 fiscal year,” said Anil Singhal, President and CEO of NetScout Systems. “We look forward to providing more information about our second quarter performance in our scheduled Q2 earnings release and conference call on October 23, 2008,” he added.

Use of Non-GAAP Financial Information

To supplement the financial measures presented in the Company's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company also presents non-GAAP measures relating to revenue and net income per diluted share which were adjusted from amounts determined based on GAAP to exclude the purchase accounting adjustment representing the fair value of Network General’s deferred revenue, share-based compensation expenses, amortization of acquired intangible assets, integration expenses as well as the related income tax effects.

These non-GAAP measures are not in accordance with, and should not be considered an alternative for measures prepared in accordance with GAAP, and these non-GAAP measures may have limitations in that they do not reflect all of NetScout’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NetScout’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

The Company believes these non-GAAP financial measures will enhance the reader’s overall understanding of NetScout’s current financial performance and the Company's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. The Company believes that providing these non-GAAP measures affords investors a view of the Company’s operating results that may be more easily compared to peer companies and also enables investors to consider the Company’s operating results on both a GAAP and non-GAAP basis during the integration period of the Company’s acquisition of Network General. Presenting the GAAP measures on their own would not be indicative of the Company’s core operating results. Furthermore, NetScout believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provide useful information to management and investors regarding present and future business trends relating to its financial conditions and results of operations.

About NetScout Systems

NetScout Systems, Inc. (NASDAQ: NTCT) has been an industry leader for advanced network and service assurance solutions for over twenty years. NetScout's breakthrough technology solutions provide trusted, comprehensive real-time and historical performance intelligence, including advanced early warnings and rapid, definitive problem analysis. These capabilities are vital to IT operators who are accountable for reducing the Mean Time to Resolution. The world's largest enterprises, government agencies, and service providers depend upon NetScout's nGenius and Sniffer (formerly Network General) brand solutions to assure service levels to their users by reducing or preventing disruptions and degradations. More information about NetScout is available at http://www.netscout.com.

Safe Harbor:

Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including the plans, objectives and future financial performance of NetScout, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties which could cause actual results to differ include, without limitation, risks and uncertainties associated with slowdowns or downturns in economic conditions generally and in the market for network performance management solutions specifically, the Company’s relationships with strategic partners, dependence upon broad-based acceptance of the Company’s network performance management solutions, the Company’s ability to achieve and maintain a high rate of growth, introduction and market acceptance of new products and product enhancements, the ability of the Company to take advantage of service provider opportunities, competitive pricing pressures, reliance on sole source suppliers, successful expansion and management of direct and indirect distribution channels and dependence on proprietary technology. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008 on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2008 NetScout Systems, Inc. All rights reserved. NetScout and the NetScout logo and nGenius are registered trademarks of NetScout Systems, Inc.

CONTACT:
NetScout Systems, Inc.
Catherine Taylor, 978-614-4286
Director of Investor Relations
IR@netscout.com